Exhibit 99.B(d)(41)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011, June 24, 2011,
January 25, 2012, June 24, 2013 and June 25, 2014

SEI Institutional Managed Trust

High Yield Bond Fund
U.S. Fixed Income Fund
Small Cap Fund
Small Cap Growth Fund
Mid-Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	J.P. Morgan Investment Management Inc.

By:	By:

/s/ Stephen Beinhacker	/s/ Scott Moritz

Name:	Name:

Stephen Beinhacker	Scott Moritz

Title:	Title:

Vice President	Vice President

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011, June 24, 2011,
January 25, 2012, June 24, 2013 and June 25, 2014

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	J.P. Morgan Investment Management Inc.

By:	By:

/s/ Stephen Beinhacker	/s/ Scott Moritz

Name:	Name:

Stephen Beinhacker	Scott Moritz

Title:	Title:

Vice President	Vice President